BRENTWOOD WEST - ARIZONA

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER 2020

CAVA ROBLES RV RESORT - CALIFORNIA

RIVERSIDE CLUB - FLORIDA

PONY EXPRESS RV RESORT - UTAH

NEWS RELEASE
October 21, 2020

Sun Communities, Inc. Reports 2020 Third Quarter Results

Southfield, Michigan, October 21, 2020 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its third quarter results for 2020.

Financial Results for the Quarter and Nine Months Ended September 30, 2020

For the quarter ended September 30, 2020, total revenues increased $38.1 million, or 10.5 percent, to $400.5 million compared to $362.4 million for the same period in 2019. Net income attributable to common stockholders was $81.2 million, or $0.83 per diluted common share, for the quarter ended September 30, 2020, as compared to net income attributable to common stockholders of $57.0 million, or $0.63 per diluted common share, for the same period in 2019.

For the nine months ended September 30, 2020, total revenues increased $51.9 million, or 5.4 percent, to $1.0 billion compared to $962.2 million for the same period in 2019. Net income attributable to common stockholders was $124.0 million, or $1.29 per diluted common share, for the nine months ended September 30, 2020, as compared to net income attributable to common stockholders of $131.7 million, or $1.49 per diluted common share, for the same period in 2019.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations (“Core FFO”)(1) for the quarter ended September 30, 2020, was $1.60 per diluted share and OP unit (“Share”) as compared to $1.46 in the corresponding period in 2019.

•Same Community(2) Net Operating Income (“NOI”)(1) increased by 5.5 percent for the quarter ended September 30, 2020, as compared to the corresponding period in 2019, including the impact of $1.1 million of direct COVID-19 related expense.

•Revenue Producing Sites increased by 776 sites for the quarter ended September 30, 2020, bringing total portfolio occupancy to 97.2 percent.

•MH and Annual RV Rent Collections for the third quarter were approximately 97.0 percent and 98.0 percent, respectively.

Gary Shiffman, Chief Executive Officer of Sun Communities stated, “The growth we delivered in the third quarter demonstrated the resilience of our platform and our ongoing positive operational momentum. Once again, our results were ahead of expectations as solid top line revenue performance and certain expense savings continued to mitigate the impact of the pandemic. We achieved same community NOI growth of 5.5 percent and added 776 revenue producing sites, boosting our occupancy by 50 basis points. Our RV resorts were exceptionally strong, as travelers elected drive-to vacation options and took advantage of our varied vacation destinations featuring lakes, mountains and beaches.”

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Mr. Shiffman continued, “Despite the present challenges of the pandemic, we remain focused on positioning Sun for the future. During the quarter we acquired five RV and two MH communities as we continue to expand our portfolio. We are particularly excited about our pending acquisition of Safe Harbor Marinas, LLC and the integration of marinas onto our platform which should further enhance Sun’s growth profile over the long term.”

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total portfolio occupancy was 97.2 percent at September 30, 2020, compared to 96.7 percent at September 30, 2019. During the quarter ended September 30, 2020, revenue producing sites increased by 776 sites, as compared to 766 revenue producing sites gained during the third quarter of 2019, a 1.3 percent increase.

During the nine months ended September 30, 2020, revenue producing sites increased by 1,927 sites, as compared to an increase of 2,005 revenue producing sites during the nine months ended September 30, 2019.

Same Community(2) Results

For the 366 communities owned and operated by the Company since January 1, 2019, NOI(1) for the quarter ended September 30, 2020 increased 5.5 percent over the same period in 2019, resulting from a 5.4 percent increase in revenues, and a 5.2 percent increase in operating expenses. Adjusted to remove the impact of $1.1 million of direct COVID-19 related expense, Same Community NOI(1) growth was 6.2 percent for the quarter ended September 30, 2020. Same Community occupancy(3) increased to 98.8 percent at September 30, 2020 from 96.8 percent at September 30, 2019.

For the nine months ended September 30, 2020, NOI(1) increased 4.6 percent over the same period in 2019, as a result of a 3.0 percent increase in revenues and a 0.2 percent decrease in operating expenses. Adjusted to remove the impact of $2.1 million of direct COVID-19 related expense, Same Community NOI(1) growth was 5.0 percent for the nine months ended September 30, 2020.

Home Sales

During the quarter ended September 30, 2020, the Company sold 710 homes as compared to 906 homes sold during the same period in 2019. The Company sold 155 and 167 new homes for the quarters ended September 30, 2020 and 2019, respectively. Rental home sales, which are included in total home sales, were 225 and 317 for the quarters ended September 30, 2020 and 2019, respectively.

During the nine months ended September 30, 2020, 2,084 homes were sold as compared to 2,631 for the same period in 2019. Rental home sales, which are included in total home sales, were 581 and 859 for the nine months ended September 30, 2020 and 2019, respectively.

Rent Collections

For the third quarter of 2020, MH and annual RV rent collections were approximately 97.0 percent and 98.0 percent, respectively, after adjusting for the impact of hardship deferrals and prepaid rent balances.

PORTFOLIO ACTIVITY

Acquisitions and Dispositions

During the quarter ended September 30, 2020, the Company acquired the following communities:

Community Name	Type	Sites	Development Sites	State	Total Purchase Price (in millions)	Month Acquired
Flamingo Lake	RV	421	—	FL	$34.0	July
Woodsmoke	RV	300	—	FL	26.0	September
Jellystone Lone Star	RV	344	—	TX	21.0	September
El Capitan & Ocean Mesa(a)(b)	RV	266	109	CA	59.5	September
Highland Green Estates & Troy Villa(b)	MH	1,162	—	MI	64.7	September
		2,493	109		$205.2
(a) In conjunction with the acquisition, the Company issued Series G preferred OP units. As of September 30, 2020, 260,710 Series G preferred OP units were outstanding.
(b) Contains two communities.

Year to date, the Company has acquired 11 communities totaling 3,517 sites for a total purchase price of $303.5 million.

During the quarter ended September 30, 2020, the Company sold a manufactured home community located in Montana, containing 226 sites, for $12.6 million. The gain from the sale of the property was approximately $5.6 million.

Pending Transaction - Safe Harbor Marinas

On September 29, 2020, the Company entered into a merger agreement to acquire Safe Harbor Marinas, LLC (“Safe Harbor”) for approximately $2.1 billion. As of September 30, 2020, Safe Harbor directly or indirectly owned 101 marinas and managed five other marinas for third-party owners. The marinas collectively contain approximately 30,000 wet slips and moorings and approximately 8,300 dry racks, with approximately 9,500 additional spaces available for outside land storage. The marinas are located in 22 states in the Northeast, South, Mid-Atlantic, West and Midwest Regions of the United States, with the majority of such marinas concentrated in coastal regions and others located in various inland regions. The purchase price will be paid through a combination of the assumption of debt owed by Safe Harbor, the issuance of common and preferred OP units by the Company’s Operating Partnership, and cash. We expect to acquire Safe Harbor no later than October 30, 2020. The consummation of the $2.1 billion acquisition is subject to the satisfaction of customary closing conditions. If these conditions are not satisfied or waived, or if the merger agreement is otherwise terminated in accordance with its terms, then the acquisition will not be consummated. As a result, there can be no assurances as to the actual closing or the timing of the closing.

Construction Activity

During the quarter ended September 30, 2020, the Company completed the construction of nearly 660 sites in four ground-up developments and one redevelopment community, and nearly 25 expansion sites in one RV community.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

As of September 30, 2020, the Company had $3.3 billion of debt outstanding. The weighted average interest rate was 3.9 percent and the weighted average maturity was 11.4 years. The Company had $102.4 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve-month Recurring EBITDA(1) ratio was 5.0 times.

Subsequent to the quarter ended September 30, 2020, the Company entered into a new $260.0 million term loan secured by 11 properties. The loan term is 12-years and the interest rate is fixed at 2.64 percent.

Equity Transactions

On September 30, 2020, the Company entered into two forward sale agreements relating to an underwritten registered public offering of 9,200,000 shares of the Company’s common stock at a public offering price of $139.50 per share. The offering closed on October 5, 2020. The Company did not initially receive any proceeds from the sale of shares of its common stock in the offering. The Company expects to physically settle the forward sale agreements (by the delivery of shares of its common stock) and receive proceeds from the sale of those shares of its common stock upon one or more forward settlement dates no later than October 5, 2021. The Company may also elect to cash settle or net share settle all or a portion of its obligations under the forward sale agreements if it concludes it is in its best interest to do so. If the Company elects to cash settle or net settle the forward sale agreements it may not receive any proceeds. If the Company fully physically settles the forward sale agreements, it expects to receive net proceeds of approximately $1.23 billion. The Company intends to use the net proceeds, if any, received upon the settlement of the forward sale agreements to fund the cash component of the purchase price for the Safe Harbor acquisition. If for any reason the Safe Harbor acquisition is not consummated, or if the net proceeds, if any, received upon the future settlement of the forward sale agreements exceed the cash component of the purchase price, the Company intends to use any such net proceeds to repay borrowings outstanding under the revolving loan under its senior credit facility, to fund possible future acquisitions of properties and for working capital and general corporate purposes.

COVID-19 FINANCIAL IMPACT

Given the uncertainty surrounding the impact from the COVID-19 pandemic on its operations, the Company has withdrawn full year 2020 operational and financial guidance previously provided on February 19, 2020.

For the third quarter of 2020, the Company had a net benefit of approximately $4.6 million from its original budget as compared to a forecasted net reduction of up to $15.0 million outlined during the Company’s second quarter earnings release. The improvement was primarily due to better than expected transient RV revenues, ancillary activities gross profit and lower property level payroll.

The Company expects fourth quarter 2020 Core FFO to be in the range of $1.08 to $1.12 per share.

This estimate range is inclusive of the Company’s latest revenue expectations for transient RV revenue, the estimated two-month contribution from the Safe Harbor acquisition, the impact from the Company’s 9.2 million share forward equity offering and announced financing activities. The forecast does not include any additional prospective acquisition or capital market activity.

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter operating results will be held on Thursday, October 22, 2020 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through November 5, 2020 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13708698. The conference call will be available live on Sun Communities’ website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of September 30, 2020, owned, operated, or had an interest in a portfolio of 432 communities comprising nearly 146,000 developed sites in 32 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance”, “target” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the Company’s other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

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•outbreaks of disease, including the COVID 19 pandemic, and related stay at home orders, quarantine policies and restrictions on travel, trade and business operations;
•changes in general economic conditions, the real estate industry and the markets in which the Company operates;
•difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions (including the acquisition of Safe Harbor), developments and expansions successfully;
•the Company’s liquidity and refinancing demands;
•the Company’s ability to obtain or refinance maturing debt;
•the Company’s ability to maintain compliance with covenants contained in its debt facilities;
•availability of capital;
•changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars;
•the Company’s ability to maintain rental rates and occupancy levels;
•the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures;
•increases in interest rates and operating costs, including insurance premiums and real property taxes;
•risks related to natural disasters such as hurricanes, earthquakes, floods, and wildfires;
•general volatility of the capital markets and the market price of shares of the Company’s capital stock;
•the Company’s failure to maintain its status as a REIT;
•changes in real estate and zoning laws and regulations;
•legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•litigation, judgments or settlements;
•competitive market forces;
•the ability of purchasers of manufactured homes and boats to obtain financing; and
•the level of repossessions by manufactured home and boat lenders.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statement.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
Berenberg Capital Markets	Keegan Carl	(646) 949-9052	keegan.carl@berenberg-us.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

3rd Quarter 2020 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of September 30, 2020)

4,987
1,200
475
588
29,632
2,314
1,911
2,237
928
2,005
324
750
413
1,534
8,608
3,383
2,150
3,621
2,925
3,161
1,709
1,852
976
1,383
5,660
700
1,016
2,503
9,576
226
142
1,355
45,510

Number of Sites: **145,754**

Headquarters

3rd Quarter 2020 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Financial Information
Total revenues	$400,514	$303,266	$310,302	$301,819	$362,443
Net income / (loss)	$89,756	$63,355	$(15,478)	$30,685	$64,451
Net income / (loss) attributable to Sun Communities Inc. common stockholders	$81,204	$58,910	$(16,086)	$28,547	$57,002
Basic earnings / (loss) per share*	$0.83	$0.61	$(0.17)	$0.31	$0.63
Diluted earnings / (loss) per share*	$0.83	$0.61	$(0.17)	$0.31	$0.63

Cash distributions declared per common share*	$0.79	$0.79	$0.79	$0.75	$0.75

Recurring EBITDA (1)	$199,321	$148,650	$156,552	$144,738	$179,953
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4)	$165,209	$118,092	$95,046	$105,533	$119,496
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4)	$162,624	$110,325	$117,267	$104,534	$137,369
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4) per share - fully diluted*	$1.63	$1.20	$0.98	$1.11	$1.27
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4) per share - fully diluted*	$1.60	$1.12	$1.22	$1.10	$1.46

Balance Sheet
Total assets	$8,335,717	$8,348,659	$8,209,047	$7,802,060	$7,397,854
Total debt	$3,340,613	$3,390,771	$3,926,494	$3,434,402	$3,271,341
Total liabilities	$3,791,922	$3,845,308	$4,346,127	$3,848,104	$3,720,983

	Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Operating Information*
Communities	432	426	424	422	389

Manufactured home sites	95,209	94,232	93,834	93,821	88,024
Annual RV sites	26,817	26,240	26,148	26,056	25,756
Transient RV sites	23,728	22,360	21,880	21,416	20,882
Total sites	145,754	142,832	141,862	141,293	134,662

MH occupancy	96.4%	96.5%	95.8%	95.5%	95.7%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	97.2%	97.3%	96.7%	96.4%	96.7%

New home sales	155	140	119	140	167
Pre-owned home sales	555	471	644	668	739
Total home sales	710	611	763	808	906

	Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Net Leased Sites (5)
MH net leased sites	349	759	287	437	296
RV net leased sites	427	92	13	232	470
Total net leased sites	776	851	300	669	766
3rd Quarter 2020 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in thousands)

	(Unaudited)
	September 30, 2020	December 31, 2019
Assets
Land	$1,441,372	$1,414,279
Land improvements and buildings	7,119,163	6,595,272
Rental homes and improvements	649,004	627,175
Furniture, fixtures and equipment	338,236	282,874
Investment property	9,547,775	8,919,600
Accumulated depreciation	(1,900,306)	(1,686,980)
Investment property, net	7,647,469	7,232,620
Cash, cash equivalents and restricted cash	115,529	34,830
Marketable securities	107,083	94,727
Inventory of manufactured homes	48,130	62,061
Notes and other receivables, net	191,508	157,926
Other assets, net	225,998	219,896
Total Assets	$8,335,717	$7,802,060
Liabilities
Mortgage loans payable	$3,191,380	$3,180,592
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663
Lines of credit and other debt(6)	79,321	183,898
Distributions payable	79,600	71,704
Advanced reservation deposits and rent	146,909	133,420
Accrued expenses and accounts payable	140,848	127,289
Other liabilities	83,952	81,289
Total Liabilities	3,791,922	3,848,104
Commitments and contingencies
Series D preferred OP units	50,034	50,913
Series F preferred OP units	8,930	—
Series G preferred OP units	26,072	—
Equity Interests - NG Sun LLC and NG Sun Whitewater LLC	27,513	27,091
Stockholders' Equity
Common stock	983	932
Additional paid-in capital	5,851,380	5,213,264
Accumulated other comprehensive loss	(2,226)	(1,331)
Distributions in excess of accumulated earnings	(1,491,338)	(1,393,141)
Total Sun Communities, Inc. stockholders' equity	4,358,799	3,819,724
Noncontrolling interests
Common and preferred OP units	61,350	47,686
Consolidated variable interest entities	11,097	8,542
Total noncontrolling interests	72,447	56,228
Total Stockholders' Equity	4,431,246	3,875,952
Total Liabilities, Temporary Equity and Stockholders' Equity	$8,335,717	$7,802,060
3rd Quarter 2020 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2020	September 30, 2019	Change	% Change	September 30, 2020	September 30, 2019	Change	% Change
Revenues
Income from real property (excluding transient revenue)	$223,905	$202,205	$21,700	10.7%	$646,880	$588,273	$58,607	10.0%
Transient revenue	60,468	48,958	11,510	23.5%	106,762	101,617	5,145	5.1%
Revenue from home sales	47,662	49,805	(2,143)	(4.3)%	126,779	136,665	(9,886)	(7.2)%
Rental home revenue	16,171	14,444	1,727	12.0%	46,611	42,827	3,784	8.8%
Ancillary revenue	43,803	37,259	6,544	17.6%	66,373	67,157	(784)	(1.2)%
Interest income	2,624	4,770	(2,146)	(45.0)%	7,609	14,489	(6,880)	(47.5)%
Brokerage commissions and other revenues, net	5,881	5,002	879	17.6%	13,068	11,190	1,878	16.8%
Total Revenues	400,514	362,443	38,071	10.5%	1,014,082	962,218	51,864	5.4%
Expenses
Property operating and maintenance	90,647	79,095	11,552	14.6%	219,908	202,892	17,016	8.4%
Real estate taxes	17,442	15,399	2,043	13.3%	52,341	46,455	5,886	12.7%
Cost of home sales	36,237	36,318	(81)	(0.2)%	95,450	100,030	(4,580)	(4.6)%
Rental home operating and maintenance	5,949	6,444	(495)	(7.7)%	16,128	16,453	(325)	(2.0)%
Ancillary expenses	20,023	18,752	1,271	6.8%	35,731	38,333	(2,602)	(6.8)%
Home selling expenses	3,652	3,972	(320)	(8.1)%	10,508	10,922	(414)	(3.8)%
General and administrative expenses	27,243	22,946	4,297	18.7%	79,493	68,530	10,963	16.0%
Catastrophic weather-related charges, net	14	341	(327)	(95.9)%	54	1,302	(1,248)	(95.9)%
Depreciation and amortization	88,499	76,532	11,967	15.6%	259,453	229,241	30,212	13.2%
Loss on extinguishment of debt	—	12,755	(12,755)	(100.0)%	5,209	13,478	(8,269)	(61.4)%
Interest expense	30,214	32,219	(2,005)	(6.2)%	94,058	99,894	(5,836)	(5.8)%
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,216	(169)	(13.9)%	3,130	3,491	(361)	(10.3)%
Total Expenses	320,967	305,989	14,978	4.9%	871,463	831,021	40,442	4.9%
Income Before Other Items	79,547	56,454	23,093	40.9%	142,619	131,197	11,422	8.7%
Gain / (loss) on remeasurement of marketable securities	1,492	12,661	(11,169)	(88.2)%	(2,636)	16,548	(19,184)	(115.9)%
Gain / (loss) on foreign currency translation	4,664	(3,046)	7,710	N/M	(2,441)	35	(2,476)	N/M
Gain on disposition of property	5,595	—	5,595	N/A	5,595	—	5,595	N/A
Other expense, net (7)	(2,524)	(1,362)	(1,162)	85.3%	(3,378)	(1,524)	(1,854)	121.7%
Loss on remeasurement of notes receivable	(445)	—	(445)	N/A	(2,311)	—	(2,311)	N/A
Income from nonconsolidated affiliates	1,204	513	691	134.7%	1,348	1,380	(32)	(2.3)%
Loss on remeasurement of investment in nonconsolidated affiliates	(446)	—	(446)	N/A	(1,505)	—	(1,505)	N/A
Current tax benefit / (expense)	107	(420)	527	(125.5)%	(462)	(906)	444	(49.0)%
Deferred tax benefit / (expense)	562	(349)	911	N/M	804	(36)	840	N/M
Net Income	89,756	64,451	25,305	39.3%	137,633	146,694	(9,061)	(6.2)%
Less: Preferred return to preferred OP units / equity	1,645	1,599	46	2.9%	4,799	4,640	159	3.4%
Less: Income attributable to noncontrolling interests	6,907	5,422	1,485	27.4%	8,806	9,048	(242)	(2.7)%
Net Income Attributable to Sun Communities, Inc.	81,204	57,430	23,774	41.4%	124,028	133,006	(8,978)	(6.8)%
Less: Preferred stock distribution	—	428	(428)	(100.0)%	—	1,288	(1,288)	(100.0)%
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$81,204	$57,002	$24,202	42.5%	$124,028	$131,718	$(7,690)	(5.8)%

Weighted average common shares outstanding - basic	97,542	89,847	7,695	8.6%	95,270	87,499	7,771	8.9%
Weighted average common shares outstanding - diluted	97,549	90,332	7,217	8.0%	95,273	87,500	7,773	8.9%

Basic earnings per share	$0.83	$0.63	$0.20	31.7%	$1.29	$1.49	$(0.20)	(13.4)%
Diluted earnings per share	$0.83	$0.63	$0.20	31.7%	$1.29	$1.49	$(0.20)	(13.4)%
N/M = Percentage change is not meaningful.
3rd Quarter 2020 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of September 30, 2020

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted	Issuance Price Per Unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	98,280	N/A	N/A	N/A	$3.16^

Convertible Securities
Series A-1 preferred OP units	299	2.4390	728	$100	6.0%
Series A-3 preferred OP units	40	1.8605	75	$100	4.5%
Series C preferred OP units	309	1.1100	343	$100	4.5%
Series D preferred OP units	489	0.8000	391	$100	3.8%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Series F preferred OP units	90	0.6250	56	$100	3.0%
Series G preferred OP units	261	0.6452	168	$100	3.2%
Common OP units	2,473	1.0000	2,473	N/A	Mirrors common shares distributions
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of September 30, 2020

Equity	Shares	Share Price*	Total
Common shares	98,280	$140.61	$13,819,151
Common OP units	2,473	$140.61	347,729
Subtotal	100,753		$14,166,880

Preferred OP units as converted	1,823	$140.61	$256,332
Total diluted shares outstanding	102,576		14,423,212

Debt
Mortgage loans payable			$3,191,380
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit and other debt(6)			79,321
Total debt			$3,340,613

Total Capitalization			$17,763,825
3rd Quarter 2020 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

3rd Quarter 2020 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net Income Attributable To Sun Communities, Inc. Common Stockholders	$81,204	$57,002	$124,028	$131,718
Adjustments
Depreciation and amortization	88,495	76,692	259,543	229,698
Depreciation on nonconsolidated affiliates	9	—	28	—
Gain / (loss) on remeasurement of marketable securities	(1,492)	(12,661)	2,636	(16,548)
Loss on remeasurement of investment in nonconsolidated affiliates	446	—	1,505	—
Loss on remeasurement of notes receivable	445	—	2,311	—
Income attributable to noncontrolling interests	6,196	4,839	7,725	7,720
Preferred return to preferred OP units	498	530	1,498	1,594
Interest Expense on Aspen preferred OP units	514	—	1,542	—
Preferred distribution to Series A-4 preferred stock	—	428	—	1,288
Gain on disposition of properties	(5,595)	—	(5,595)	—
Gain on disposition of assets, net	(5,511)	(7,334)	(15,251)	(21,083)
FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4)	$165,209	$119,496	$379,970	$334,387
Adjustments
Other acquisition related costs (8)	402	375	1,291	902
Loss on extinguishment of debt	—	12,755	5,209	13,478
Catastrophic weather-related charges, net	15	363	54	1,339
Loss of earnings - catastrophic weather related (9)	(300)	(377)	—	—
(Gain) / loss on foreign currency translation	(4,664)	3,046	2,441	(35)
Other expense, net (7)	2,524	1,362	3,378	1,524
Other adjustments (a)	(562)	349	(504)	36
Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4)	$162,624	$137,369	$391,839	$351,631

Weighted average common shares outstanding - basic	97,542	89,847	95,270	87,499
Add
Common shares dilutive effect from forward sale agreement	6	—	2	—
Common stock issuable upon conversion of stock options	1	1	1	1
Restricted stock	390	484	395	431
Common OP units	2,476	2,284	2,445	2,498
Common stock issuable upon conversion of Aspen preferred OP units	408	—	408	—
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-1 preferred OP units	730	780	737	792
Common stock issuable upon conversion of Series A-4 preferred stock	—	467	—	467
Weighted Average Common Shares Outstanding - Fully Diluted	101,628	93,938	99,333	91,763

FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4) Per Share - Fully Diluted	$1.63	$1.27	$3.83	$3.64

Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4) Per Share - Fully Diluted	$1.60	$1.46	$3.94	$3.83
(a) Adjustments include deferred compensation amortization upon retirement and deferred tax (benefit) / expense.
3rd Quarter 2020 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA (1)
(amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$81,204	$57,002	$124,028	$131,718
Adjustments
Depreciation and amortization	88,499	76,532	259,453	229,241
Loss on extinguishment of debt	—	12,755	5,209	13,478
Interest expense	30,214	32,219	94,058	99,894
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,216	3,130	3,491
Current tax (benefit) / expense	(107)	420	462	906
Deferred tax (benefit) / expense	(562)	349	(804)	36
Income from nonconsolidated affiliates	(1,204)	(513)	(1,348)	(1,380)
Less: Gain on dispositions of assets, net	(5,511)	(7,334)	(15,251)	(21,083)
Less: Gain on disposition of properties	(5,595)	—	(5,595)	—
EBITDAre (1)	$187,985	$172,646	$463,342	$456,301
Adjustments
Catastrophic weather related charges, net	14	341	54	1,302
(Gain) / loss on remeasurement of marketable securities	(1,492)	(12,661)	2,636	(16,548)
(Gain) / loss on foreign currency translation	(4,664)	3,046	2,441	(35)
Other expense, net (6)	2,524	1,362	3,378	1,524
Loss on remeasurement of notes receivable	445	—	2,311	—
Loss on remeasurement of investment in nonconsolidated affiliates	446	—	1,505	—
Preferred return to preferred OP units / equity	1,645	1,599	4,799	4,640
Income attributable to noncontrolling interests	6,907	5,422	8,806	9,048
Preferred stock distribution	—	428	—	1,288
Plus: Gain on dispositions of assets, net	5,511	7,334	15,251	21,083
Recurring EBITDA (1)	$199,321	$179,517	$504,523	$478,603

3rd Quarter 2020 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI (1)
(amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$81,204	$57,002	$124,028	$131,718
Interest income	(2,624)	(4,770)	(7,609)	(14,489)
Brokerage commissions and other revenues, net	(5,881)	(5,002)	(13,068)	(11,190)
Home selling expenses	3,652	3,972	10,508	10,922
General and administrative expenses	27,243	22,946	79,493	68,530
Catastrophic weather-related charges, net	14	341	54	1,302
Depreciation and amortization	88,499	76,532	259,453	229,241
Loss on extinguishment of debt	—	12,755	5,209	13,478
Interest expense	30,214	32,219	94,058	99,894
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,216	3,130	3,491
(Gain) / loss on remeasurement of marketable securities	(1,492)	(12,661)	2,636	(16,548)
(Gain) / loss on foreign currency translation	(4,664)	3,046	2,441	(35)
Gain on disposition of property	(5,595)	—	(5,595)	—
Other expense, net (7)	2,524	1,362	3,378	1,524
Loss on remeasurement of notes receivable	445	—	2,311	—
Income from nonconsolidated affiliates	(1,204)	(513)	(1,348)	(1,380)
Loss on remeasurement of investment in nonconsolidated affiliates	446	—	1,505	—
Current tax (benefit) / expense	(107)	420	462	906
Deferred tax (benefit) / expense	(562)	349	(804)	36
Preferred return to preferred OP units / equity	1,645	1,599	4,799	4,640
Income attributable to noncontrolling interests	6,907	5,422	8,806	9,048
Preferred stock distribution	—	428	—	1,288
NOI (1) / Gross Profit	$221,711	$196,663	$573,847	$532,376

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Real Property NOI (1)	$176,284	$156,669	$481,393	$440,543
Home Sales NOI (1) / Gross Profit	11,425	13,487	31,329	36,635
Rental Program NOI (1)	29,323	25,270	86,182	77,700
Ancillary NOI (1) / Gross Profit	23,780	18,507	30,642	28,824
Site rent from Rental Program (included in Real Property NOI) (1) (10)	(19,101)	(17,270)	(55,699)	(51,326)
NOI (1) / Gross Profit	$221,711	$196,663	$573,847	$532,376

3rd Quarter 2020 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

3rd Quarter 2020 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Debt Outstanding
Mortgage loans payable	$3,191,380	$3,205,507	$3,273,808	$3,180,592	$2,967,128
Secured borrowings on collateralized receivables (11)	—	—	—	—	93,669
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Lines of credit and other debt (6)	79,321	115,352	582,774	183,898	140,632
Total debt	$3,340,613	$3,390,771	$3,926,494	$3,434,402	$3,271,341

% Fixed / Floating
Fixed	97.6%	96.6%	85.2%	94.7%	95.7%
Floating	2.4%	3.4%	14.8%	5.3%	4.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage loans payable	3.88%	3.88%	3.91%	4.05%	4.13%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	6.50%	6.50%
Lines of credit and other debt (6)	1.32%	2.03%	1.85%	2.71%	3.23%
Average before secured borrowings (11)	3.86%	3.86%	3.64%	4.03%	4.14%
Secured borrowings on collateralized receivables (11)	—%	—%	—%	—%	9.92%
Total average	3.86%	3.86%	3.64%	4.03%	4.30%

Debt Ratios
Net Debt / Recurring EBITDA (1) (TTM)	5.0	4.8	5.6	5.5	5.3
Net Debt / Enterprise Value	18.3%	17.8%	22.6%	19.0%	18.7%
Net Debt / Gross Assets	31.6%	29.7%	35.6%	36.0%	36.0%

Coverage Ratios
Recurring EBITDA (1) (TTM) / Interest	4.8	4.5	4.5	4.4	4.4
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.6	4.4	4.3	4.2	4.2

Maturities / Principal Amortization Next Five Years	2020	2021	2022	2023	2024
Mortgage loans payable
Maturities	$—	$—	$82,155	$185,618	$315,330
Principal amortization	14,554	59,615	61,326	60,604	57,082
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	35,249	—	—
Preferred OP units - mandatorily redeemable	—	—	—	—	27,373
Lines of credit and other debt (6)	546	13,645	10,000	55,130	—
Total	$15,100	$73,260	$188,730	$301,352	$399,785

Weighted average rate of maturities	—%	—%	4.46%	4.08%	4.47%
3rd Quarter 2020 Supplemental Information     12          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended				Nine Months Ended
	September 30, 2020	September 30, 2019	Change	% Change	September 30, 2020	September 30, 2019	Change	% Change
Financial Information
Income from real property (12)	$243,373	$230,983	$12,390	5.4%	$661,984	$642,809	$19,175	3.0%

Property operating expenses
Payroll and benefits	23,720	23,642	78	0.3%	60,457	63,255	(2,798)	(4.4)%
Legal, taxes, and insurance	2,385	2,829	(444)	(15.7)%	7,690	7,432	258	3.5%
Utilities (12)	21,269	19,102	2,167	11.3%	49,814	49,290	524	1.1%
Supplies and repair (13)	10,920	10,617	303	2.9%	25,223	26,227	(1,004)	(3.8)%
Other (a)	9,774	8,626	1,148	13.3%	21,607	21,276	331	1.6%
Real estate taxes	15,937	15,066	871	5.8%	47,920	45,610	2,310	5.1%
Property operating expenses	84,005	79,882	4,123	5.2%	212,711	213,090	(379)	(0.2)%
Real Property NOI (1)	$159,368	$151,101	$8,267	5.5%	$449,273	$429,719	$19,554	4.6%
(a) Includes COVID-19 personal protective equipment expense of $1,130 and $2,065 for the three and nine months ended September 30, 2020, respectively.

	As of
	September 30, 2020	September 30, 2019	Change	% Change
Other Information
Number of properties	366	366	—

MH occupancy (3)	97.2%
RV occupancy (3)	100.0%
MH & RV blended occupancy (3)	97.8%

Adjusted MH occupancy (3)	98.4%
RV occupancy (3)	100.0%
Adjusted MH & RV blended occupancy (3)	98.8%	96.8%	2.0%

Monthly base rent per site - MH	$594	$576	$18	3.2% (15)
Monthly base rent per site - RV (14)	$444	$420	$24	5.5% (15)
Monthly base rent per site - Total (14)	$559	$539	$20	3.6% (15)

3rd Quarter 2020 Supplemental Information     13          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2020	September 30, 2019	Change	% Change	September 30, 2020	September 30, 2019	Change	% Change
Financial Information
New Homes
New home sales	$23,734	$19,775	$3,959	20.0%	$58,536	$51,860	$6,676	12.9%
New home cost of sales	19,294	16,761	2,533	15.1%	47,611	44,740	2,871	6.4%
NOI (1) / Gross Profit – new homes	4,440	3,014	1,426	47.3%	10,925	7,120	3,805	53.4%
Gross margin % – new homes	18.7%	15.2%	3.5%		18.7%	13.7%	5.0%
Average selling price – new homes*	$153,123	$118,413	$34,710	29.3%	$141,391	$120,325	$21,066	17.5%

Pre-owned Homes
Pre-owned home sales	$23,928	$30,030	$(6,102)	(20.3)%	$68,243	$84,805	$(16,562)	(19.5)%
Pre-owned home cost of sales	16,943	19,557	(2,614)	(13.4)%	47,839	55,290	(7,451)	(13.5)%
NOI (1) / Gross Profit – pre-owned homes	6,985	10,473	(3,488)	(33.3)%	20,404	29,515	(9,111)	(30.9)%
Gross margin % – pre-owned homes	29.2%	34.9%	(5.7)%		29.9%	34.8%	(4.9)%
Average selling price – pre-owned homes*	$43,114	$40,636	$2,478	6.1%	$40,864	$38,548	$2,316	6.0%

Total Home Sales
Revenue from home sales	$47,662	$49,805	$(2,143)	(4.3)%	$126,779	$136,665	$(9,886)	(7.2)%
Cost of home sales	36,237	36,318	(81)	(0.2)%	95,450	100,030	(4,580)	(4.6)%
NOI (1) / Gross Profit – home sales	$11,425	$13,487	$(2,062)	(15.3)%	$31,329	$36,635	$(5,306)	(14.5)%

Statistical Information
New home sales volume*	155	167	(12)	(7.2)%	414	431	(17)	(3.9)%
Pre-owned home sales volume*	555	739	(184)	(24.9)%	1,670	2,200	(530)	(24.1)%
Total home sales volume *	710	906	(196)	(21.6)%	2,084	2,631	(547)	(20.8)%

3rd Quarter 2020 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2020	September 30, 2019	Change	% Change	September 30, 2020	September 30, 2019	Change	% Change
Financial Information
Revenues
Rental home revenue	$16,171	$14,444	$1,727	12.0%	$46,611	$42,827	$3,784	8.8%
Site rent from Rental Program (1) (10)	19,101	17,270	1,831	10.6%	55,699	51,326	4,373	8.5%
Rental Program revenue	35,272	31,714	3,558	11.2%	102,310	94,153	8,157	8.7%

Expenses
Repairs and refurbishment	3,414	4,080	(666)	(16.3)%	8,623	9,317	(694)	(7.4)%
Taxes and insurance	2,059	1,940	119	6.1%	6,078	5,631	447	7.9%
Other	476	424	52	12.3%	1,427	1,505	(78)	(5.2)%
Rental Program operating and maintenance	5,949	6,444	(495)	(7.7)%	16,128	16,453	(325)	(2.0)%
Rental Program NOI (1)	$29,323	$25,270	$4,053	16.0%	$86,182	$77,700	$8,482	10.9%

Other Information
Number of sold rental homes*	225	317	(92)	(29.0)%	581	859	(278)	(32.4)%
Number of occupied rentals, end of period*					11,729	11,170	559	5.0%
Investment in occupied rental homes, end of period					$625,922	$570,053	$55,869	9.8%
Weighted average monthly rental rate, end of period*					$1,032	$987	$45	4.6%

3rd Quarter 2020 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary (16)
(amounts in thousands except for statistical data)

	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
Financial Information
Revenues
Income from real property	$30,921	$63,257

Property and Operating Expenses
Payroll and benefits	4,241	9,557
Legal, taxes & insurance	246	780
Utilities	3,375	6,815
Supplies and repairs	1,570	3,871
Other	3,068	5,693
Real estate taxes	1,505	4,421
Property operating expenses	14,005	31,137
Net operating income (NOI) (1)	$16,916	$32,120

Other Information		September 30, 2020
Number of properties		66
Occupied sites		9,171
Developed sites		10,188
Occupancy %		90.0%
Transient sites		5,403

3rd Quarter 2020 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
FLORIDA
Communities	127	125	125	125	125
Developed sites (17)	39,517	39,241	39,380	39,230	39,067
Occupied (17)	38,743	38,453	38,526	38,346	38,155
Occupancy % (17)	98.0%	98.0%	97.8%	97.7%	97.7%
Sites for development	1,427	1,427	1,527	1,527	1,633
MICHIGAN
Communities	74	72	72	72	72
Developed sites (17)	29,086	27,901	27,883	27,905	27,906
Occupied (17)	28,033	27,191	26,863	26,785	26,677
Occupancy % (17)	96.4%	97.5%	96.3%	96.0%	95.6%
Sites for development	1,182	1,182	1,115	1,115	1,115
TEXAS
Communities	24	23	23	23	23
Developed sites (17)	7,659	7,641	7,627	7,615	7,098
Occupied (17)	7,427	7,289	7,076	7,006	6,834
Occupancy % (17)	97.0%	95.4%	92.8%	92.0%	96.3%
Sites for development	1,378	565	555	555	1,086
CALIFORNIA
Communities	34	32	31	31	31
Developed sites (17)	6,372	6,364	5,986	5,981	5,963
Occupied (17)	6,290	6,272	5,948	5,941	5,917
Occupancy % (17)	98.7%	98.6%	99.4%	99.3%	99.2%
Sites for development	373	264	302	302	302
ARIZONA
Communities	13	13	13	13	13
Developed sites (17)	4,274	4,259	4,268	4,263	4,239
Occupied (17)	3,957	3,932	3,923	3,892	3,852
Occupancy % (17)	92.6%	92.3%	91.9%	91.3%	90.9%
Sites for development	—	—	—	—	—
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (17)	4,067	3,980	3,977	4,031	4,022
Occupied (17)	4,067	3,980	3,977	4,031	4,022
Occupancy % (17)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,593	1,593	1,608	1,611	1,675
INDIANA
Communities	11	11	11	11	11
Developed sites (17)	3,087	3,087	3,087	3,087	3,089
Occupied (17)	2,957	2,961	2,914	2,900	2,870
Occupancy % (17)	95.8%	95.9%	94.4%	93.9%	92.9%
Sites for development	277	277	277	277	277
OHIO
Communities	9	9	9	9	9
Developed sites (17)	2,790	2,778	2,768	2,770	2,770
Occupied (17)	2,758	2,736	2,702	2,716	2,703
Occupancy % (17)	98.9%	98.5%	97.6%	98.1%	97.6%
Sites for development	22	22	59	59	59

3rd Quarter 2020 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COLORADO
Communities	10		10	10	10	10
Developed sites (16)	2,453		2,441	2,423	2,423	2,423
Occupied (17)	2,365		2,327	2,318	2,322	2,325
Occupancy % (17)	96.4%		95.3%	95.7%	95.8%	96.0%
Sites for development	1,282		1,566	1,867	1,867	1,973
OTHER STATES
Communities	115		116	115	113	80
Developed sites (17)	22,721		22,780	22,583	22,572	17,203
Occupied (17)	21,995		22,024	21,749	21,678	16,657
Occupancy % (17)	96.8%		96.7%	96.3%	96.0%	96.8%
Sites for development	2,596		2,846	2,980	2,980	2,437
TOTAL - PORTFOLIO
Communities	432		426	424	422	389
Developed sites (17)	122,026		120,472	119,982	119,877	113,780
Occupied (17)	118,592		117,165	115,996	115,617	110,012
Occupancy % (17)	97.2%	(18)	97.3%	96.7%	96.4%	96.7%
Sites for development (19)	10,130		9,742	10,290	10,293	10,557
% Communities age restricted	33.6%		34.0%	34.0%	34.1%	30.8%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,993		5,547	5,311	5,465	5,506
California	2,236		1,978	1,947	1,952	1,970
Texas	1,917		1,590	1,612	1,623	1,642
Maryland	1,515		1,515	1,488	1,488	1,426
Arizona	1,386		1,401	1,392	1,397	1,421
Colorado	930		574	291	291	185
Ontario, Canada	920		1,007	1,009	939	937
New York	900		911	916	923	924
New Jersey	828		857	875	864	868
Maine	819		837	828	811	821
Utah	750		750	750	753	560
Virginia	564		598	630	324	329
Other states	4,970		4,795	4,831	4,586	4,293
Total Transient RV Sites	23,728		22,360	21,880	21,416	20,882
3rd Quarter 2020 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average / Site*	Recurring Capital Expenditures (20)	Lot Modifications (21)	Acquisitions (22)	Expansion and Development (23)	Revenue Producing /Expense Reduction Projects (24)
YTD 2020	$147	$17,426	$21,837	$333,011	$197,669	$15,188
2019	$345	$30,382	$31,135	$930,668	$281,808	$9,638
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864
3rd Quarter 2020 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites (5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,744	247	123	154	910
Michigan	351	533	32	808	113
Ontario, Canada	647	36	25	15	334
Texas	298	421	55	189	47
Arizona	64	65	26	20	91
Indiana	57	57	4	143	11
Ohio	85	42	—	67	9
California	89	31	19	11	67
Colorado	21	43	25	20	34
Other states	1,076	452	105	243	236
Nine Months Ended September 30, 2020	4,432	1,927	414	1,670	1,852

Total For Year Ended	Resident Move-outs	Net Leased Sites (5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2019	4,139	2,674	571	2,868	2,231
2018	3,435	2,600	526	3,103	2,147

Percentage Trends	Resident Move-outs	Resident Re-sales
2020 (TTM)	3.2%	6.6%
2019	2.6%	6.6%
2018	2.4%	7.2%
3rd Quarter 2020 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
3rd Quarter 2020 Supplemental Information     21          Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)    Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2020 average exchange rates.
(3)    The Same Community occupancy percentage is 97.2 percent for MH, 100.0 percent for RV, and 97.8 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 111,838 developed sites, of which 109,421 were occupied. The Same Community occupancy percentage for 2019 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites. The adjusted Same Community occupancy percentage for 2020 is derived from 110,773 developed sites, of which 109,421 were occupied. The number of developed sites excludes RV transient sites and approximately 1,100 recently completed but vacant MH expansion sites.
(4)    The effect of certain anti-dilutive convertible securities is excluded from these items.
(5) Net leased sites do not include occupied sites acquired during that year.
(6) Lines of credit and other debt includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 6.0 percent for the quarters ended September 30 and June 30, 2020, and 7.0 percent for the quarters ended March 31, 2020, and December 31 and September 30, 2019. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(7)    Other expense, net was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Foreign currency remeasurement gain / (loss)	$360	$(107)	$(55)	$(92)
Collateralized receivables derecognition gain	—	31	—	31
Contingent consideration value expense	(2,724)	(1,286)	(2,890)	(1,421)
Long term lease termination expense	(160)	—	(433)	(42)
Other expense, net	$(2,524)	$(1,362)	$(3,378)	$(1,524)

(8)    These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(9)    Core FFO(1) includes an adjustment of $(0.3) million and zero for the three and nine months ended September 30, 2020 and $(0.4) million and zero for the three and nine months ended September 30, 2019, respectively, for estimated loss of earnings in excess of the applicable business interruption deductible in relation to the Company’s Florida Keys communities that required redevelopment due to damages sustained from Hurricane Irma in September 2017.
(10)    The renter’s monthly payment includes the site rent and an amount attributable to the home lease. The site rent is reflected in Real Property Operations’ segment revenue. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(11)    This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount. In November 2019, the Company derecognized the transferred financial assets and secured borrowing as legal isolation criteria to be accounted for as a true sale were satisfied pursuant to the terms of the purchase agreement.
(12)    Same Community results net $10.1 million and $8.9 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the three months ended September 30, 2020 and 2019, respectively. Same Community results net $28.4 million and $25.8 million of utility revenue against the related utility expense in property operating and maintenance expense for the nine months ended September 30, 2020 and 2019, respectively.

3rd Quarter 2020 Supplemental Information     22          Sun Communities, Inc.

(13) Same Community supplies and repair expense excludes $0.2 million and $0.6 million for the three and nine months ended September 30, 2019, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(14)    Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(15)    Calculated using actual results without rounding.
(16)    Acquisitions and other is comprised of 11 properties acquired and three properties that the Company has an interest in, but does not operate in 2020, 42 properties acquired in 2019, one property being operated under a temporary use permit, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, five recently opened ground-up developments, one property undergoing redevelopment, and other miscellaneous transactions and activity.
(17)    Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(18)    As of September 30, 2020, total portfolio MH occupancy was 96.4 percent inclusive of the impact of approximately 1,400 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(19)    Total sites for development were comprised of approximately 76.1 percent for expansion, 22.2 percent for greenfield development and 1.7 percent for redevelopment.
(20)    Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(21)    Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(22)    Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the nine months ended September 30, 2020 include $28.5 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2019 and 2018, these costs were $50.7 million and $94.6 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(23)    Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(24)    Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
3rd Quarter 2020 Supplemental Information     23          Sun Communities, Inc.